                                                                EXHIBIT NO. 12.1

STANDARD MANAGEMENT CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                           PROFORMA*                            HISTORICAL
                                                        ---------------  ---------------------------------------------------------
                                                        1ST QTR   YEAR   1ST QTR 1ST QTR   YEAR    YEAR    YEAR     YEAR     YEAR
                                                          2001    2000     2001    2000    2000    1999    1998     1997     1996
                                                        -------  ------  ------- -------  ------  ------  ------   ------   ------
EARNINGS TO INTEREST EXPENSE AND PREFERRED DIVIDENDS:
Pretax income                                             2,393   5,621   2,589   1,877   6,404    7,398   6,311    3,262    3,535
Interest expense                                          1,012   4,200     816     864   3,417    3,385   2,955    2,381      805
                                                         ------  ------   -----   -----  ------   ------  ------   ------   ------
     Total                                                3,405   9,821   3,405   2,741   9,821   10,783   9,266    5,643    4,340

Interest expense                                          1,012   4,200     816     864   3,417    3,385   2,955    2,381      805
Preferred dividends                                          --      --     127     127     506      506     180       --       --
                                                         ------  ------   -----   -----  ------   ------  ------   ------   ------
     Total                                                1,012   4,200     943     991   3,923    3,891   3,135    2,381      805
Ratio                                                      3.36    2.34    3.61    2.77    2.50     2.77    2.96     2.37     5.39

EARNINGS TO INTEREST EXPENSE, PREFERRED DIVIDENDS AND
     POLICYHOLDER INTEREST
Pretax income                                             2,393   5,621   2,589   1,877   6,404    7,398   6,311    3,262    3,535
Interest expense                                          1,012   4,200     816     864   3,417    3,385   2,955    2,381      805
Policyholder interest                                     5,501  21,080   5,501   6,333  21,080   25,730  19,775   16,281   11,092
                                                         ------  ------   -----   -----  ------   ------  ------   ------   ------
     Total                                                8,906  30,901   8,906   9,074  30,901   36,513  29,041   21,924   15,432

Interest expense                                          1,012   4,200     816     864   3,417    3,385   2,955    2,381      805
Preferred dividends                                          --      --     127     127     506      506     180       --       --
Policyholder interest                                     5,501  21,080   5,501   6,333  21,080   25,730  19,775   16,281   11,092
                                                         ------  ------   -----   -----  ------   ------  ------   ------   ------
     Total                                                6,513  25,280   6,444   7,324  25,003   29,621  22,910   18,662   11,897
Ratio                                                      1.37    1.22    1.38    1.24    1.24     1.23    1.27     1.17     1.30

* - Reconciliation to Proforma amounts:

Historical pretax income                                  2,589   6,404
Reduction to interest expense from the extinguishment
     of $7.3 million of long-term debt                      179     717
Additional interest expense associated with the issuance
     of the $15.0 million of Trust Preferred securities    (375) (1,500)
                                                          -----  ------

Proforma pretax income                                    2,393   5,621
                                                          =====  ======

Historical interest expense                                 816   3,417
Reduction to interest expense from the extinguishment of
     $7.3 million of long-term debt                        (179)   (717)
Additional interest expense associated with the issuance
     of the $15.0 million of Trust Preferred securities     375   1,500
                                                          -----  ------

Proforma interest expense                                 1,012   4,200
                                                          =====  ======

Historical preferred dividends                              127     506
Reduction to preferred dividends from the extinguishment
     of $6.5 million of preferred stock                    (127)   (506)
                                                          -----  ------


Proforma preferred dividends                                 --      --
                                                          =====  ======